                                                                   Exhibit 10.17
                                   APPENDIX A
                                       TO
                             PARTICIPATION AGREEMENT


        I. Interpretation. In each Operative Document, unless a clear contrary intention appears:

        (a) any term defined below by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

        (b) words importing the singular, where appropriate, include the plural and vice versa;

        (c)     words importing a gender include any gender;

        (d) a reference in any Operative Document to a part, clause, section, exhibit or schedule without further description is a reference to a part, clause and section of, and exhibit and schedule to, such Operative Document;

        (e) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws amending, supplementing, supplanting, varying, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under that statute;

        (f) a reference to a document includes, unless the context thereof otherwise requires, any amendment or supplement to, or replacement or novation of, that document;

        (g) a reference to a party to a document includes that party's successors and permitted assigns;

        (h) a reference to "including" means including without limiting the generality of any description preceding such term and for purposes hereof a general statement followed by or referable to an enumeration of specific matters shall not be limited to matters similar to those specifically mentioned; and

        (i) the word "until," when used in the context of a date for payment, means until (but excluding) such date for payment.

        II. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Documents to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

        III. Accounting Terms. All accounting terms not specifically defined otherwise herein shall have the meaning customarily given in accordance with GAAP, and all financial

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

computations hereunder shall be computed, unless specifically provided otherwise herein, in accordance with GAAP.

        IV. Defined Terms. Terms defined herein have the respective meanings indicated below when used in each Operative Document.

        "A Loan" means a Loan made by a Lender as part of an Advance, comprising of such Lender's Conduit Share of the A Percentage of such Advance.

        "A Loan Agreement" means the A Loan Agreement, dated as of the Documentation Date, among Lessor, Eagle, the Administrator and the Liquidity Providers.

        "A Loan Maturity Date" means November 7, 2006 or such earlier date on which the A Loans become due pursuant to the A Loan Agreement.

        "A Notes" is defined in Section 2.3 of the A Loan Agreement.

        "A Notes Margin" means (a) 0.45% per annum whenever the Liquid Collateral has Properly Margined Collateral Coverage, and (b) 0.55% per annum otherwise.

        "A Percentage" means 84.0%.

        "A Loan Termination Date" is defined in Section 2.1(b) of the Loan Agreement.

        "ABR" means, for any period, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the lesser of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect one day prior to such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" means the rate of interest per annum publicly announced from time to time by Fleet National Bank as its prime rate in effect at its principal office at 100 Federal Street, Boston, Massachusetts 02110 (the Prime Rate not being intended to be the lowest rate of interest charged by Fleet National Bank in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on such day or, if such day is not a Business Day, on the next preceding Business Day, by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "ABR Investor Contribution" means an Investor Contribution accruing held at a rate determined by reference to the ABR.

        "ABR Loan" means a Loan which is bearing interest at a rate of interest determined by reference to the ABR.

        "Account" means the Account (Fleet National Bank) or the Account (First Union) or both.

        "Account Agreements" means with respect to the Account (Fleet National
Bank), the Capital Focus Investment Account Agreement, dated November 7, 2001 between Fleet National Bank and HGSI, and with respect to the Account (First Union), the Institutional Investment Management Agreement, dated November 7, 2001 between HGSI and First Union.

        "Account (First Union)" means the special purpose, segregated account (Account No. 8025494048, ABA No. 053000219) established by First Union and maintained by the First Union Collateral Agent for the benefit of First Union, and the Participants; the operation of the Account (First Union) shall be governed by the First Union Liquid Collateral Agreement and the Account Agreement.

        "Account (Fleet National Bank)"means the special purpose, segregated account (Account No. 0006529470, ABA No.011500010) established by Fleet National Bank and maintained by the Fleet National Bank Collateral Agent for the benefit of Fleet National Bank, and the Participants; the operation of the Account (Fleet National Bank) shall be governed by the Fleet National Bank Liquid Collateral Agreement.

        "Additional Collateral Delivery Date" is defined in Section 2.1 of the Liquid Collateral Agreements.

        "Address" means, subject to the right of the party in question to change its Address in accordance with the terms of the Operative Documents:

                (a) with respect to Lessor Wells Fargo Bank Northwest, N.A., with a copy to Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019, Attention: Barry K. Gassman, Esq.

                (b) with respect to Lessee, Steven C. Mayer, Senior Vice President and CFO, HGSI, 9410 Key West Avenue, Rockville, MD 20850, with copy to James H. Davis, Esq., Senior Vice President and General Counsel, HGSI.

        with respect to the Agents, the address provided by the applicable Agent to the other parties to any Operative Document as its address for notices.

        "Adjacent Site" means the land described on Schedule VIII to the Participation Agreement.

        "Adjusted Market Value (Item)" means with respect to each Permitted Investment that constitutes Liquid Collateral on any date that the securities in an Account are marked-to-market,

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

the product of the Fair Market Value of the Permitted Investment on such date multiplied by the percentage in the table below under the column marked "Advance Rate to Maintain Properly Margined Liquid Collateral" opposite the type of investment into which such Permitted Investment falls.


----------------------------------------------------------------------------------
       Types of Permitted Investments         Advance Rate to Maintain Properly
                                                 Margined Liquid Collateral
----------------------------------------------------------------------------------
         U.S. Treasury Obligations                           90%
----------------------------------------------------------------------------------
             Money Market Funds                              90%
----------------------------------------------------------------------------------
           Repurchase Obligations                            90%
----------------------------------------------------------------------------------
         Mortgage Backed Securities                          80%
----------------------------------------------------------------------------------
          Asset Backed Securities                            80%
----------------------------------------------------------------------------------
     Negotiable Certificates of Deposit                      80%
----------------------------------------------------------------------------------
 Commercial Paper rated A-1, P-1 or better                   80%
----------------------------------------------------------------------------------
          U.S. Agency Obligations                            80%
----------------------------------------------------------------------------------
 Taxable Municipal Bonds (Moody's Aaa down
   through A3; S & P AAA down through A-)                    80%
----------------------------------------------------------------------------------
 Bonds (Moody's Aaa down through A3; S & P
            AAA down through A-)                             70%
----------------------------------------------------------------------------------
              Bank Obligations                               80%
----------------------------------------------------------------------------------

        "Adjusted Market Value" means, with respect to Properly Margined Liquid Collateral, the sum of the Adjusted Market Value (Item) of each Permitted Investment constituting Properly Margined Liquid Collateral in respect of an Account on each date such Liquid Collateral is marked-to-market in accordance with the Participation Agreement.

        "Administrative Agent" means Fleet National Bank, in its capacity as administrative agent under the Operative Documents.

        "Administrative Agent Fee Letter" means the fee letter dated the Documentation Date between HGSI and the Administrative Agent.

        "Administrator" means Fleet Securities, Inc., in its capacity as administrator of Eagle.

        "Advance" means (i) an advance of funds by the Lenders and the Investors to Lessor pursuant to Section 2.2 of the Participation Agreement, and (ii) an advance of funds by Lessor to Construction Agent pursuant to Section 2.2 of the Participation Agreement, as applicable.

        "Advance Date" means the date on which any Advance is made.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Advance Request" means any request for an Advance made by Lessee as Construction Agent for Lessor to the Investors and the Lenders, substantially in the form of Exhibit A to the Participation Agreement.

        "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise, provided (but without limiting the foregoing) that no pledge of voting securities of any Person without the current right to exercise voting rights with respect thereto shall by itself be deemed to constitute control over such Person.

        "Agent" means any of the Administrative Agent, the Administrator, the Liquidity Agent, and the Collateral Agents, and "Agents" means, collectively, the Administrative Agent, the Administrator, the Liquidity Agent and the Collateral Agents.

        "Aggregate Available Commitments" means, as of any date of determination, the sum of (i) without duplication, the Available Commitments of the Liquidity Providers under the Loan Agreement, and (ii) the Available Commitments of the Investors.

        "Aggregate Commitments" means the sum of (i) without duplication, the Commitment Amounts of the Liquidity Providers under the Loan Agreement, and (ii) the Commitment Amount of the Investors.

        "Allocable Portion" means, with respect to the calculation of the amounts distributable by Administrative Agent pursuant to:

                (a) Section 10.3(b) of the Participation Agreement, a fraction (i) the numerator of which equals (A) in the event that Lessee exercises its Purchase Option with respect to only the Traville Facility, the Traville Lease Balance, or (B) in the event that Lessee exercises its Purchase Option with respect to only the Manufacturing Facility, the Manufacturing Lease Balance, and (ii) the denominator of which equals the Lease Balance;

                (b) Section 10.4(b) of the Participation Agreement, a fraction (i) the numerator of which equals (A) in the event that either the Traville Construction Period Maximum Guaranty Amount, the Traville Residual Value Guaranty Amount or the Traville Lease Balance is being distributed pursuant thereto, the Traville Lease Balance, or (B) in the event that either the Manufacturing Construction Period Maximum Guaranty Amount, the Manufacturing Residual Value Guaranty Amount or the Manufacturing Lease Balance is being distributed pursuant thereto, the Manufacturing Lease Balance, and (ii) the denominator of which equals the Lease Balance; or

                (c) Section 10.5(b) of the Participation Agreement, a fraction (i) the numerator of which equals (A) in the event that only the Traville Facility is sold under Section 7.1 of the Lease, the Traville Lease Balance, or (B) in the event that only the Manufacturing

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        Facility is sold under Section 7.1 of the Lease, the Manufacturing Lease Balance, and (ii) the denominator of which equals the Lease Balance.

        "Alterations" means, with respect to the Properties, alterations, additions, improvements, modifications and additions to the Properties.

        "Applicable Laws" means all existing and future applicable laws, rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including Environmental Laws and other laws pertaining to health, safety or the environment and those pertaining to the construction, use or occupancy of the Properties) and any restrictive covenant or deed restriction or easement of record affecting the Properties, and any requirements of applicable insurance companies or insurance regulatory agencies. To the extent Lessee or any other party obtains an exemption, variance or similar exception to any Applicable Laws for or in connection with the Properties, including any zoning or building ordinances or regulations, then Applicable Laws shall be construed to mean Applicable Laws as so applicable to the Properties.

        "Appraisal" means an appraisals, prepared by the Appraiser, of the Land and Improvements on an as-built basis, to be delivered pursuant to Section 4.1(s) and 4.3(q) of the Participation Agreement.

        "Appraised Value" is defined in Section 23(b) of the Ground Lease.

        "Appraiser" means Integra Realty Resources, Inc. or such other Person as may be selected by Lessor and is reasonably acceptable to Lessee.

        "Approved Construction Budget" means, as applicable, the Approved Manufacturing Construction Budget and/or the Approved Traville Construction Budget.

        "Approved Manufacturing Construction Budget" is defined in Section 2.4(a)(i) of the Construction Agency Agreement.

        "Approved Manufacturing Construction Schedule" is defined in Section 2.4(a)(i) of the Construction Agency Agreement.

        "Approved Manufacturing Plans and Specifications" is defined in Section 2.4(a)(i) of the Construction Agency Agreement.

        "Approved Traville Construction Budget" is defined in Section 2.4(b)(i) of the Construction Agency Agreement.

        "Approved Traville Construction Schedule" is defined in Section 2.4(b)(i) of the Construction Agency Agreement.

        "Approved Traville Plans and Specifications" is defined in Section 2.4(b)(i) of the Construction Agency Agreement.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Appurtenant Rights" means (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land or the Improvements, including the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land.

        "Arranger" means BancBoston Leasing Investments Inc.

        "As-Built Appraisal" means, as applicable, the Traville As-Built Appraisal and/or the Manufacturing As-Built Appraisal.

        "Asset Backed Securities" means asset backed securities rated AAA by S&P and Aaa by Moody's.

        "Assignee Bank" has the meaning assigned to such term in each Liquidity Agreement.

        "Assignment and Acceptance" means any assignment and acceptance delivered pursuant to Section 8.1.1(a) of the Participation Agreement.

        "Assignment of Lease" means the Lessor Assignment of Lease.

        "Authority" means any applicable foreign, federal, state, county, municipal or other government, quasi-government or regulatory authority, agency, board, body, commission, instrumentality, court or tribunal, or any political subdivision of any thereof, or arbitrator or panel of arbitrators.

        "Authorized Officer" means with respect to HGSI in any capacity, any of HGSI's Chief Executive Officer, Chief Financial Officer or General Counsel.

        "Available Commitment" means (a) as to each Liquidity Provider, such Liquidity Provider's daily average Liquidity Commitment (as defined in the Liquidity Agreement) reduced by the sum of the amount of (i) the aggregate daily average principal amount of all outstanding Facility Loans made by such Liquidity Provider and (ii) the daily average aggregate principal amount of all outstanding Conduit Loans, and (b) as to each Investor, such Investor's daily average Commitment Amount reduced by its then daily average Investor Amount.

        "B Loan" means a Loan made by a Lender as part of an Advance, comprising such Lender's Conduit Share of the B Percentage of such Advance.

        "B Loan Agreement" means the B Loan Agreement, dated as of the Documentation Date, among Lessor, Eagle, the Administrator and the Liquidity Providers.

        "B Loan Maturity Date" means November 7, 2008 or such earlier date on which the B Loans becomes due pursuant to the B Loan Agreement.

        "B Notes" is defined in Section 2.3 of the B Loan Agreement.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "B Notes Margin" means (a) 0.45% per annum whenever the Liquid Collateral has Properly Margined Collateral Coverage, and (b) 0.55% per annum otherwise.

        "B Loan Termination Date" is defined in Section 2.1(b) of the Loan Agreement.

        "B Percentage" means 12%.

        "Balancing Deposit" is defined in Section 5.6(c) of the Construction Agency Agreement.

        "Bank Obligations" means bank notes and banker's acceptances the obligor of which has an unsecured long-term debt rating of at least A by S&P and A2 by Moody's and has a commercial paper rating of at least A-1 by S&P and P-1 by Moody's.

        "Bankruptcy Code" means the Bankruptcy Reform Act of 1978.

        "Bankruptcy Default" means, with respect to Lessee, an Insolvency Event without regard to the cure or grace periods provided therein.

        "Base Rent" means the rent payable pursuant to Section 3.1 of the Lease.

        "Beneficial Owner" means the Trust, as beneficial owner of the Ground Lessee.

        "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

        "Board of Directors" means, with respect to a corporation, either the board of directors or any duly authorized committee of that board of directors which, pursuant to the by-laws of such corporation, has the same authority as that board of directors as to the matter at issue.

        "Borrower" means, with respect to each Loan Agreement, Lessor.

        "Borrowing" is defined in the Liquidity Agreement.

        "Break Costs" means an amount equal to the amount, if any, required to compensate any Lessor Hedging Agreement Counterparty for any additional losses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by such Lessor Hedging Agreement Counterparty to fund its obligations under the Lessor Hedging Agreements) it may reasonably incur under a Lessor Hedging Agreement or any other interest rate swap, cap, collar or lock agreement or similar agreement to which Lessor and such Lessor Hedging Agreement Counterparty is a party; such amount shall include any amounts payable in connection with an "Early Termination Date" (as defined in the ISDA Form multi-currency cross-border) under any Lessor Hedging Agreement. A statement as to the amount of such loss, cost or expense, prepared in good faith and in reasonable detail and submitted by such Lessor Hedging Agreement Counterparty, as the case may be, to the Lessee, shall be presumed correct and binding on Lessee absent demonstrable error.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Business Day" means (a) any day other than a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts, Charlotte, North Carolina, New York, New York or Baltimore, Maryland are authorized or required by law to close, and (b) in the case of a Eurodollar Loan, any day on which dealings in U.S. dollar deposits are carried on in the interbank Eurodollar market and on which commercial banks are open for domestic and international business in Boston, Massachusetts, Charlotte, North Carolina and London.

        "Capitalizable Transaction Costs" means all Transaction Costs other than Non-Capitalizable Transaction Costs.

        "Capitalized Lease Obligation" means, with respect to any Person, at the time any determination thereof is to be made, the amount of the liability in respect of a lease that would at such time be so required to be capitalized on the balance sheet of such Person as lessee thereof in accordance with GAAP.

        "Cash Burn Amount" means for any period, the amount by which the sum (without duplication) for HGSI and its Subsidiaries on a consolidated basis of the following amounts is less than $0:

        (i)     Consolidated Net Income for such period; plus

        (ii) the amount which, in the determination of Consolidated Net Income for such period, has been deducted for depreciation and amortization (including, without limitation, amortization of goodwill and other intangibles);

plus

        (iii) the non-cash charges which, in the determination of Consolidated Net Income for such period, have been deducted in calculating "purchased in-process research and development expenses"; plus

        (iv) the non-cash charges which, in the determination of Consolidated Net Income for such period, has been deducted as debt conversion expense or other similar non-cash charges; plus

        (v)     other similar non-cash charges described in clauses (iii) and
(iv)

        all as determined in accordance with GAAP.

        "Cash Collateral Test Date" means the last day of each Fiscal Quarter; provided, however, that if at the end of any Fiscal Quarter the aggregate amount of all Unrestricted Cash and Marketable Securities of HGSI and its Subsidiaries on a consolidated basis is less than three hundred million dollars ($300,000,000) for the period of four consecutive Fiscal Quarters then ended, then at all times thereafter, "Cash Collateral Test Date" shall mean the last day of each calendar month.

        "Cash Equivalents" means (a) Government Obligations having maturities of not more than one year from the date of acquisition, (b) certificates of deposit of any commercial bank

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

incorporated under the laws of the United States, or any state, territory or commonwealth thereof, of recognized standing having capital and unimpaired surplus in excess of $500,000,000 and whose short-term commercial paper rating at the time of acquisition is at least A-1 or the equivalent by Standard & Poor's Corporation or at least P-1 or the equivalent by Moody's Investors Services, Inc. (any such bank, an "Approved Bank"), which certificates of deposit have maturities of not more than one year from the date of acquisition,
(c) repurchase obligations with a term of not more than 31 days for underlying securities of the types described in clauses (a), (b) and (d) of this definition entered into with any Approved Bank which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a),
(b) and (d), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder, (d) commercial paper or financial company paper issued by any person incorporated under the laws of the United States, or any state thereof, and rated at least A-1 or the equivalent by Standard & Poor's Corporation or at least P-1 or the equivalent by Moody's Investors Services, Inc., and in each case maturing not more than 9 months from the date of acquisition and not issued by HGSI or any Affiliate, and
(e) investments in money market funds that are registered under the Investment Company Act of 1940, which have assets of at least $100,000,000 and at least 95% of whose assets consist of investments or other obligations of the type described in clauses (a) through (d) above and as to which withdrawals are permitted at least every 30 days.

        "Casualty" means an event of damage or casualty relating to all or part of the Properties that does not constitute an Event of Loss.

        "Claims" means liabilities, obligations, damages, losses, demands, penalties, interest, fines, claims, actions, suits, judgments, settlements, utility charges, costs, fees, expenses and disbursements (including, without limitation, reasonable, actually-incurred legal fees and expenses and costs of investigation) of any kind and nature whatsoever.

        "Code" means the Internal Revenue Code of 1986.

        "Collateral" is defined in the Granting Clause Second of the Security Agreement.

        "Collateral Agent" means the Fleet National Bank Collateral Agent and the First Union Collateral Agent.

        "Commercial Paper Account" means the special purpose segregated trust account established at the corporate trust office of Eagle, and which at all times shall be maintained in Eagle's corporate trust department and which shall never be considered a general deposit account and as such shall not be available for set-off or garnishment by the creditors of Eagle; such account entitled "EagleFunding Corporation Commercial Paper Account."

        "Commercial Paper Documents" means, collectively, the commercial paper notes issued by Eagle and the agreements entered into by Eagle in connection with its commercial paper program.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Commercial Paper Notes" means the short-term promissory notes issued by the Conduit as the source of funding for the funding and maintenance by the Conduit of the Loans made under the Loan Agreement.

        "Commitment" means (a) with respect to each Liquidity Provider its obligation (i) to make loans under the Liquidity Agreement to Eagle or (ii) to make Facility Loans under the Loan Agreement to the Lessor, and (b) with respect to each Investor, its obligation to make Investor Contributions to the Lessor under Section 2.2.2 of the Participation Agreement.

        "Commitment Amount" means (a) with respect to each Liquidity Provider's Commitment to make advances under the related Liquidity Agreement, the amount such Liquidity Provider is committed to fund under the Liquidity Agreement; (b) with respect to each Liquidity Provider's Commitment to make Facility Loans under the Loan Agreement, the amount set forth opposite such Liquidity Provider's name on Schedule II to the Participation Agreement; and (c) with respect to each Investor, the amount set forth opposite its name on Schedule II to the Participation Agreement.

        "Commitment Period" means the period from and including the Documentation Date to the date immediately preceding the Construction Period Termination Date or such earlier date on which the Commitments of all Participants shall terminate as provided in the Operative Documents.

        "Completion Date" means, with respect to a Property, the date Substantial Completion occurs for such Property.

        "Compliance Certificate" means a certificate executed by an authorized officer of HGSI substantially in the form of Exhibit E to the Participation Agreement.

        "Concentration Limits" means

                (a) there are no limits as to U.S. Treasury Obligations or U.S. Agency Obligations.

                (b) no Permitted Investment may be transferred to an Account if at the time of transfer and at all times thereafter the aggregate amount of Liquid Collateral issued by the same issuer or Issuer Group exceeds or would exceed, after such transfer, 5% of the Adjusted Fair Market Value or Fair Market Value, as applicable, of the Liquid Collateral (including the Permitted Investments to be transferred) in respect of an Account, excepting U.S. Government Obligations that may constitute Liquid Collateral.

                (c) no securities issued by a United States bank, other United States regulated depository institution and United States insurance company may be transferred to an Account if at the time of transfer and at all times thereafter the aggregate amount of bank and insurance company securities, including, for example, negotiable certificates of deposit, commercial paper, bankers acceptances or medium or long-term securities, exceeds or would exceed, after such transfer, 80% of the Adjusted Market Value or Fair Market Value of the Liquid Collateral (including the Permitted Investments to be

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        transferred) in respect of an Account at the time the additional Liquid Collateral is to be transferred thereto and at all times thereafter;

provided that with respect to each Account, the respective Collateral Agent and HGSI may agree in writing to other or no "Concentration Limits"

        "Condemnation" means any condemnation, requisition or other taking or sale of the use, occupancy or title to the Properties or any part thereof in, by or on account of any eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu of or in anticipation thereof, that does not constitute an Event of Loss.

        "Conduit" means Eagle.

        "Conduit A Loan" is defined in Section 2.1(a) of the A Loan Agreement.

        "Conduit A Note" is defined in Section 2.3(a) of the A Loan Agreement.

        "Conduit B Loan" is defined in Section 2.1(a) of the B Loan Agreement.

        "Conduit B Note" is defined in Section 2.3(a) of the B Loan Agreement.

        "Conduit Fee Letter" means the letter dated the Documentation Date between Administrative Agent and the Conduit.

        "Conduit Loan" means a Conduit A Loan and/or a Conduit B Loan, as applicable.

        "Conduit Loan Documents" means, collectively, the Loan Agreement, the Notes and the Security Documents.

        "Conduit Loan Event of Default" is defined in Section 6.1 of the Loan Agreement.

        "Conduit to Liquidity Provider Fee Letter" means the letter dated the Documentation Date between the Conduit and the Liquidity Provider(s).

        "Connecticut Statutory Trust Act" means the Connecticut Statutory Trust Act, Conn. Gen. Stat Sections 34-500 to 34-547 (2001).

        "Connecticut Certificate of Trust" means the certificate of trust with respect to the Trust, filed with the Office of the Secretary of State of Connecticut in accordance with Section 34-503(a) of the Connecticut Statutory Trust Act.

        "Consolidated Net Income" means with respect to any specified Person for any period, the aggregate of the Net Income of such specified Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP. "Net Income" of any Person shall mean the net income (loss) of such Person, determined in accordance with GAAP.

        "Construction" means the construction and installation of all Improvements contemplated by the Plans and Specifications.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Construction Agency Agreement" means the Construction Agency Agreement, dated as of the Documentation Date, between Lessor and Construction Agent.

        "Construction Agency Default" means any condition, event or act which, with notice or lapse of time or both, would become a Construction Agency Event of Default.

        "Construction Agency Event of Default" is defined in Section 5.1.1 of the Construction Agency Agreement.

        "Construction Agency Person" means Lessee, Construction Agent, the Prime Contractor, the Architect, the General Contractor, any other contractor or subcontractor or other Person directly or indirectly performing work or providing services or materials on the Property, or relating to the Construction or the Properties, through and including the period ending on the Completion Date (regardless of when such Person commenced performing such work or providing such services or materials, including any period prior to the Documentation
Date), and all of their respective officers, directors, shareholders, partners, employees, agents, consultants (on the Properties), service-providers (on the Properties), successors and assigns, and any Person controlled by any of the foregoing.

        "Construction Agent" means Lessee, as construction agent under the Construction Agency Agreement.

        "Construction Breakage Costs" means any costs or expenses incurred by Lessor, the Administrator, the Administrative Agent or any Participant in connection with the termination of any of the Construction Documents following the occurrence of a Construction Agency Agreement Event of Default.

        "Construction Budget" means, as applicable, the Approved Traville Construction Budget and/or the Approved Manufacturing Construction Budget, as each may be amended from time to time in accordance with the Construction Agency Agreement.

        "Construction Consultant" means Inspection And Valuation International, Inc. appointed by the lessor or such other Person as may be selected by Lessor and reasonably acceptable to Lessee.

        "Construction Documents" is defined in Section 2.4(c) of the Construction Agency Agreement.

        "Construction Materials" means, as applicable, the Traville Construction Materials and/or the Manufacturing Construction Materials, as each may be amended from time to time in accordance with the Construction Agency Agreement.

        "Construction Period" means, with respect to a Property, the period commencing on the Initial Advance Date and ending on the Construction Period Termination Date applicable to such Property.

        "Construction Period Accrued Interest" means all interest, including any interest at the Overdue Rate, accrued but unpaid under the Loan Agreement prior to the last day of the

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

Construction Period; provided that interest accruing with respect to any portion of the Lease Balance attributable to a Property that has become subject to the Lease before termination of the Construction Period shall not constitute "Construction Period Accrued Interest". Construction Period Accrued Interest is not overdue to the extent that there exist Available Commitments of the Liquidity Providers.

        "Construction Period Accrued Yield" means, with respect to the Investor Amount, all Yield accruing on such Investor Amount during and for any Interest Period ending prior to the last day of the Construction Period; provided that Yield accruing with respect to any portion of the Lease Balance attributable to a Property that has become subject to the Lease before termination of the Construction Period shall not constitute "Construction Period Accrued Yield".

        "Construction Period Fees" means any Fees payable out of proceeds of Advances prior to the Lease Commencement Date.

        "Construction Period Indemnitee" means each Agent in its capacity as agent under the Operative Documents, each Participant, the Trustee, the Administrator, each Program Support Provider, the Arranger and each of their respective employees, officers, directors, agents, successors, and assigns; provided, however, that in no event shall any Lessee Person be a Construction Period Indemnitee.

        "Construction Period Maximum Guaranty Amount" means, at any date of determination, the sum of (i) 89.9% of the then Eligible Accrued Project Costs, plus (ii) 100% of all Land Costs minus (iii) the Present Value, as of such date of determination, of any unconditional obligations of Construction Agent payable during the Construction Period that are not reimbursable by Lessor under the Operative Documents.

        "Construction Period Termination Date" means (a) with respect to the Traville Facility, the earlier of (i) the Lease Commencement Date applicable to such Property and (ii) December 31, 2003; and (b) with respect to the Manufacturing Facility, the earlier of (i) the Lease Commencement Date applicable to such Property and (ii) March 30, 2004.

        "Construction Schedule" means, as applicable the Approved Traville Construction Schedule and/or the Approved Manufacturing Construction Schedule, as each may be amended from time to time in accordance with the Construction Agency Agreement.

        "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

        "Contract Rents" is defined in Section 2(c) of the Assignment of Lease and Rents.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Contractor" means Gilbane Building Company.

        "Contracts" is defined in Section 2(c) of the Assignment of Lease and Rents.

        "Control" means (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise, provided (but without limiting the foregoing) that no pledge of voting securities of any Person without the current right to exercise voting rights with respect thereto shall by itself be deemed to constitute control over such Person.

        "Corporate Trust Department" is defined in Section 2.5 of the Trust Agreement.

        "Covered Amount" means all costs, expenses or other losses incurred by Lessor in connection with Lessor's obligation to indemnify each Construction Period Indemnitee under Section 9.1.3 of the Participation Agreement without regard to amounts not paid pursuant to the agreement of each Construction Period Indemnitee to limit the recourse of each such Person for payment or discharge of the indemnification obligations created under Section 9.1.3(iii) of the Participation Agreement, such Covered Amounts to be paid by Lessee pursuant to its indemnification obligations.

        "Covered Assets" means the Eagle Covered Assets.

        "CP Rate" for any Interest Period for any Conduit Loans means, to the extent such Conduit funds such Conduit Loans for such Interest Period by issuing Commercial Paper Notes, the per annum rate equivalent to the "weighted average cost" (as defined below) related to the issuances of Commercial Paper Notes that are allocated, in whole or in part, by Conduit or the Administrator to fund or maintain such Conduit Loans (and which may also be allocated in part to the funding of other Conduit Loans hereunder or of other assets of the Conduit); provided, however, that if any component of such rate is a discount rate, in calculating the "CP Rate" for such Conduit Loans for such Interest Period, such Conduit shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition, Conduit's "weighted average cost" shall consist of (w) the actual interest rate (or discount) paid to purchasers of Conduit's Commercial Paper Notes, together with the Dealer Fee, to the extent allocated, in whole or in part, to Conduit's Commercial Paper Notes by Conduit or Administrator, (x) certain documentation and transaction costs associated with the issuance of such Commercial Paper Notes in an amount not to exceed 0.005% per annum, (y) any incremental carrying costs incurred with respect to Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by the Conduit and (z) other borrowings by the Conduit, including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.

        "Curable Defaults" is defined in Section 16(B) of the Ground Lease.

        "Custodian" is defined in the Preamble to the Custody Agreement.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Custody Agreements" means, collectively, the Fleet National Bank Custody Agreement and the First Union Custody Agreement.

        "Dealer Fee" means with respect to Eagle, the dealer or placement agent fees or commissions incurred by Eagle in connection with its issuance of Commercial Paper Notes.

        "Deeds of Trust" means, collectively, the Lessee Deed of Trust and Lessor Deed of Trust.

        "Deeds of Trust Amendment" means the amendment to the Deeds of Trust necessary to included the Manufacturing Facility Site in the Deeds of Trust.

        "Deed of Trust Property" is defined in the Granting Clause of each Deed of Trust.

        "Default Completion Costs" means any and all costs of any kind or description incurred by any Participant or Lessor in completing the construction of the Improvements following a Construction Agency Event of Default in excess of those set forth in the applicable Approved Construction Budget, including, without limitation, costs of removal and restoration of defective work, shut down and startup costs for any party under any of the Construction Documents, redesign, rebidding, repermitting and other costs incurred in connection with any revision of the Approved Plans and Specifications, construction supervision costs, carry during any period of delay in the completion of the Improvements beyond the Outside Completion Date, legal fees incurred in connection with the negotiation, enforcement, termination or any other action or proceeding in connection with any of the Construction Documents or any of the foregoing.

        "Default Notice" is defined in Section 15 of the Ground Lease.

        "Determination Date" is defined in Section 3 of the Ground Lease.

        "Directing Party" means in connection with (i) the declaration of an Event of Default, and acceleration or termination of either the Construction Agency Agreement, Loan Agreement or the Lease, as applicable, any Liquidity Provider or any Investor or combination of any of the foregoing acting separately or jointly (it being understood that no Participant or Participants may rescind an instruction to declare an Event of Default and accelerate or terminate either the Construction Agency Agreement, Loan Agreement or the Lease); (ii) each Collateral Agent may independently exercise remedies with respect to its related Liquid Collateral, regardless of a contrary determination by the other Collateral Agent; (iii) the exercise of all other remedies under either the Construction Agency Agreement, Loan Agreement, the Lease, or any Security Document, the affirmative vote of the Majority Banks; (iv) the amendment or modification of any Operative Document, the Majority Banks, except any amendment or modification that only affects Fleet National Bank or First Union and each of their respective Affiliates, Fleet National Bank, with respect to matters affecting Fleet National Bank and its Affiliates only, and First Union, with respect to matters affecting First Union and its Affiliates only; and (v) all other matters requiring the consent, approval or decision of Lessor or the Participants, in accordance with Section 12.5 of the Participation Agreement.

        "Documentation Date" is defined in Section 2.1(a) of the Participation Agreement.

        "Dollars" and "$" means dollars in lawful currency of the United States of America.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Drawn Rate" means the Eurodollar Rate plus if the Lessee Obligations are secured on a Properly Margined Collateral Coverage basis, 45 basis points per annum, and in all other circumstances, 55 basis points per annum.

        "DTC" means The Depository Trust Company.

        "Eagle" means EagleFunding Capital Corporation, a Delaware corporation.

        "Eagle Covered Assets" is defined in Schedule 1 to the Liquidity Agreement.

        "Eligible Accrued Project Costs" means, as of any date of determination, the aggregate amount of Improvement Costs accrued, including Construction Period Accrued Interest and following a Construction Agency Event of Default and any net periodic payments payable or paid under a Lessor Hedging Agreement; any Default Completion Costs which may become payable, or which are incurred, at any time prior to the Completion Date, as well as costs incurred subsequent thereto for Final Completion Work, whether or not paid, but excluding (i) all Yield which is capitalized during the Commitment Period pursuant to the Operative Documents and (ii) Non-Capitalizable Transaction Costs.

        "Eligible Assignee" means a bank or other financial institution or other entity with a combined capital, surplus and undivided profits of at least $100,000,000 and whose commercial paper is rated A-1 by S&P and P-1 by Moody's.

        "Environmental Audit" means a Phase One Environmental Site Assessment (the scope and performance of which meets or exceeds ASTM Standard Practice E1527-93 Standard Practice for Environmental Site Assessments: Phase One Environmental Site Assessment Process (or the most recent version thereof)) of the Properties.

        "Environmental Damages" has the meaning specified in Section 9.6(d) of the Lease.

        "Environmental Laws" means and include the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. Sections 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601- 9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq. and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations or sources of legal liabilities, and any other federal, state or local laws, ordinances, rules, codes and regulations or sources of legal liabilities relating to the environment, the impact or affect of Hazardous Materials on natural resources or the regulation or control of or imposing liability or standards of conduct concerning Hazardous Materials or the investigation, clean-up or other remediation of the Properties (including any requirements imposed by common law), or regulating or restricting the transfer of real property because of the presence of Hazardous Materials, as any of the foregoing are from time to time amended, supplemented or supplanted.

        "Environmental Report" is defined in Section 12.2 of the Lease.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Environmental Requirements" means all Environmental Laws that are applicable to the Site, the Construction and any Person connected therewith.

        "Equipment" means the equipment listed on Schedule VII to the Participation Agreement.

        "Equity Percentage" means 4.0%.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor Federal statute.

        "ERISA Affiliates" means any trade or business (whether or not incorporated) under common control with HGSI within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

        "ERISA Group" means HGSI, and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with HGSI, are treated as a single employer under
Section 414 of the Code.

        "Eurodollar Investor Contribution" means an Investor Contribution accruing yield, at all times during an Interest Period applicable to such Investor Contribution, at a fixed rate determined by reference to the Eurodollar Rate.

        "Eurodollar Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Eurodollar Rate or an Investor Amount bearing Yield, at all times during the Interest Period applicable thereto, by reference to the Eurodollar Rate.

        "Eurodollar Rate" means, for any Interest Period, the rate per annum equal to (a) the London interbank offered rate (rounded upwards, if necessary, to the next higher 1/100th of 1%) which appears on the Dow Jones & Company, Inc. Telerate Page 3750, British Bankers Association Interest Settlement Rates as of 11:00 a.m. (London time) for deposits in Dollars on the day two (2) Business Days prior to the first day of such Interest Period in an amount approximately equal to the principal amount of the Loan or Investor Amount, as applicable, to which such Interest Period is to apply and for a period corresponding as nearly as possible to such Interest Period, (b) if no such rate appears on Telerate Page 3750, the rate per annum equal to the arithmetic mean (rounded upwards, if necessary, to the next higher 1/32nd of 1%) of the London interbank offered rates which appears on the Reuters screen LIBO page on such day for deposits in Dollars in an amount approximately equal to the principal amount of the Loan or Investor Amount, as applicable, to which such Interest Period is to apply and for a period corresponding as nearly as possible to such Interest Period, (c) if neither clause (a) or clause (b) above is applicable, the rate per annum as agreed to by the parties to the Loan, or (d) if such rate is not agreed to by the parties pursuant to clause (c) two (2) Business Days prior to the first day of such Interest Period, the average rate per annum then being paid by Fleet National Bank and First Union in the London interbank market for deposits in Dollars in an amount approximately equal to the principal amount of the Loan or Investor Amount, as applicable.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Event of Default" means (a) a Lease Event of Default under the Lease,
(b) a Conduit Loan Event of Default or (c) a Construction Agency Agreement Event of Default.

        "Event of Loss" means with respect to a Property (x) the actual or constructive loss of all or substantially all of either or both of the Traville Facility and the Manufacturing Facility or damage thereto which is uneconomical or impractical to repair, (y) the taking by condemnation of title to all or substantially all of either or both of the Traville Facility and the Manufacturing Facility, or such portion thereof that makes use of the balance uneconomic or impractical for Lessee, or (z) the taking by condemnation of the use of all or substantially all of either or both the Traville Facility and the Manufacturing Facility, or such portion thereof that makes use of the balance uneconomic or impractical for Lessee, for a continuous period equal to or in excess of one (1) year or the remaining Lease Term (if the remaining Lease Term is less than one year).

        "Excepted Rights" means, as to any Participant, the exclusive right of such Participant to (i) retain all Excluded Amounts owing to it and (ii) to demand, collect or commence any action in equity or at law to obtain such payments and to enforce any judgment with respect thereto.

        "Excess Funds" means with respect to Eagle, (i) prior to an Event of Default, all funds not required after giving effect to all amounts on deposit in the Commercial Paper Account, to pay or provide for the payment of all Commercial Paper Notes of such Conduit maturing on the date of such determination or that have previously matured but remain unpaid and (ii) after the occurrence of an Event of Default, means all funds not required to pay or provide for the payment of all outstanding Commercial Paper Notes of Eagle or Commercial Paper Notes of Eagle that have previously matured but remain unpaid.

        "Excluded Amounts" means:

                (a) all indemnity payments and expenses to which any Indemnitee is entitled pursuant to the Operative Documents;

                (b) any amounts payable under any Operative Document to reimburse Lessor, any Agent or any other Participant (including the reasonable expenses of any such Person incurred in connection with any such payment) for performing any of the obligations of Lessee under and as permitted by any Operative Document;

                (c) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies payable to Lessor, any Agent or any other Participant (or any such Person's successors, assigns, agents, trustees, officers, directors or employees);

                (d) any insurance proceeds under policies maintained by Lessor, any Agent or any other Participant and not required to be maintained by Lessee under the Lease;

                (e) any amount payable by Lessee pursuant to Section 4.2(b) of the Participation Agreement, whether or not such amounts are or can be characterized as a Supplemental Rent;

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

                (f) any right, title or interest of Lessor as counterparty under any Lessor Hedging Agreement; and

                (g) any payments of interest or Yield on payments referred to in clauses (a) through (e) above.

        "Facility A Loan" is defined in Section 2.1(b) of the A Loan Agreement.

        "Facility A Note" is defined in Section 2.3(b) of the A Loan Agreement.

        "Facility B Loan" is defined in Section 2.1(b) of the B Loan Agreement.

        "Facility B Note" is defined in Section 2.3(b) of the B Loan Agreement.

        "Facility Loan" means a Facility A Loan and/or a Facility B Loan.

        "Fair Market Rent" is defined in Section 3 of the Ground Lease.

        "Fair Market Value" means, (a) with respect to any Property, the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of such Property, as set forth in an applicable Appraisal and (b) with respect to any Liquid Collateral, the closing bid price of each item of Liquid Collateral on the day the Liquid Collateral is marked-to-market, plus in the case of Liquid Collateral issued on a coupon basis, accrued and unpaid interest and yield thereon until such date, except that with respect to items of Liquid Collateral that will mature within 90 days of the determination date, the amortized amount of such item on such date. The Fair Market Value of any Property shall be determined based on the assumption that, except for purposes of Sections 7.1, 14.1(b) and 18.2(h) of the Lease or otherwise expressly set forth in the Operative Documents, such Property is in the condition and state of repair required under Section 9 of the Lease and Lessee is in compliance with the other requirements of the Operative Documents applicable to such Property and that the Property is free and clear of all Liens.

        "Fee Letters" means collectively, the Administrative Agent Fee Letter, the Conduit Fee Letter, the First Union Fee Letter and the Conduit to Liquidity Provider Fee Letter.

        "Fees" means any amounts payable to any Agent or Eagle pursuant to
Section 9.10 of the Participation Agreement.

        "Final Completion Work" means any work that, subsequent to Substantial Completion of a Property, needs to be performed to achieve completion of the Improvements on such Property in accordance with the applicable Plans and Specifications.

        "Final Payment Date" is defined in Section 18.2(e) of the Lease.

        "Financing Statements" means, collectively, the Ground Lessor Financing Statements, the Lessee Financing Statements, the Lessor Financing Statements and the Ground Lessee Financing Statements.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "First Union" means First Union National Bank.

        "First Union Collateral Agent" means First Union National Bank.

        "First Union Custodian" is defined in the preamble of the First Union Custody Agreement.

        "First Union Custody Agreement" means the First Union Custody Agreement, dated as of the Documentation Date, among Lessee, Lessor, the First Union Collateral Agent, the First Union Custodian and the Beneficiaries listed on
Schedule I thereto.

        "First Union Fee Letter" means a letter dated the Documentation Date between Administrative Agent and First Union.

        "First Union Investor" is defined in the preamble of the Participation Agreement.

        "First Union Liquid Collateral" is defined in Section 2.1(a)(i) of the First Union Liquid Collateral Agreement.

        "First Union Liquid Collateral Agreement" means the First Union Liquid Collateral Agreement, dated as of the Documentation Date, among Lessee, Lessor and the First Union Collateral Agent.

        "First Union Liquidity Provider" is defined in the preamble of the Participation Agreement.

        "Fiscal Quarter" means each of Lessee's four fiscal reporting periods ending, respectively, on March 31, June 30, September 30 and December 31 of each year or such other fiscal quarters as then correspond to HGSI's fiscal year.

        "Fixtures" is defined in the Granting Clause of each Deed of Trust.

        "Fleet Investor" is defined in the preamble of the Participation Agreement.

        "Fleet Liquidity Provider" is defined in the preamble of the Participation Agreement.

        "Fleet National Bank Collateral Agent" means Fleet National Bank.

        "Fleet National Bank Custodian" is defined in the preamble of the Fleet National Bank Custody Agreement.

        "Fleet National Bank Custody Agreement" means the Fleet National Bank Custody Agreement, dated as of the Documentation Date, among Lessee, Lessor, the Fleet National Bank Collateral Agent, the Fleet National Bank Custodian and the Beneficiaries listed on Schedule I thereto.

        "Fleet National Bank Liquid Collateral" is defined in Section 2.1(a)(i) of the Fleet National Bank Liquid Collateral Agreement.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Fleet National Bank Liquid Collateral Agreement" means the Fleet National Bank Liquid Collateral Agreement, dated as of the Documentation Date, among Lessee, Lessor and the Fleet National Bank Collateral Agent.

        "Fleet National Bank Security Documents" means the Fleet National Bank Liquid Collateral Agreement and the Security Documents.

        "Force Majeure Event" means, with respect to Construction, any event (the existence of which at the construction commencement date was not known, or would not reasonably have been expected to be discovered through the exercise of commercially reasonable due diligence, by Lessee or Construction Agent, as applicable, taking into account the contemplated use of the Land and the Construction) beyond the control of any such Person, including, but not limited to, general strikes (but not any strike or other job action involving employees of Construction Agent or any Construction Agency Person or Lessee), acts of God, government activities directly interfering with the work of construction of the Improvements, any general inability to obtain labor or materials, civil commotion and enemy action; but excluding in all cases any event, cause or condition that results from a breach by Lessee, Construction Agent or any Construction Agency Person of its obligations, representations or warranties under the Operative Documents or any other agreements to which it is a party, from any Construction Agency Person's financial condition or failure to pay or any event, cause or condition which could have been avoided or which could be remedied or mitigated through the exercise of commercially reasonable efforts or the commercially reasonable expenditure of funds (which expenditure of funds, in the case of such an event, cause or condition arising on or after the Initial Advance Date, would have been covered by funds available under the applicable Construction Budget or Other Available Amounts) or other commercially reasonable action, election or arrangement which would correct or resolve the impact of such event on the Construction.

        "Full Recourse Event of Default" means any of the following:

                (i) a Construction Agency Event of Default arising in whole or in part as a consequence of any fraudulent act or omission of any Construction Agency Person in connection with the negotiation, execution, delivery, consummation and/or performance of any Operative Document or the Construction Documents;

                (ii) a Construction Agency Event of Default arising in whole or in part as a consequence of the misapplication of any Advance or any portion thereof or any other funds made available to, or on behalf of, Construction Agent or any other Construction Agency Person under any Operative Document;

                (iii) a Construction Agency Event of Default arising as a consequence of an Insolvency Event with respect to Construction Agent; or

                (iv) any Construction Agency Person shall willfully breach any of its respective obligations, covenants, representations or warranties under any Operative Document, the Construction Documents or any other contractual agreement or Governmental Approval relating to any Site or the Construction thereon.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "GAAP" means United States generally accepted accounting principles in effect from time to time consistently applied.

        "General Contractor" means a general contractor, developer or construction manager engaged by Construction Agent for the construction of Improvements.

        "General Cost Balance" means, as of any time of determination, the aggregate of all amounts advanced to Lessee on or before such time of determination pursuant to Section 2.2 of the Participation Agreement which (i) were allocated under the heading "General Costs" on Schedule 1 to the applicable Advance Requests and (ii) as of such time of determination, have not yet been repaid by Lessee in accordance with the terms of the Operative Documents.

        "General Counsel" is defined in section 4.1(w) of the Participation Agreement.

        "Government Obligations" means readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America.

        "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Laws, and shall include, without limitation, all citings, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of the Properties.

        "Governmental Authority" means any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or quasi-governmental authority.

        "Gross Sales Proceeds" means Net Sales Proceeds plus all Remarketing Sale Expenses.

        "Ground Lease" means that certain Ground Lease, dated as of the Documentation Date, between HGSI, as Landlord, and the Trust, as Tenant, in respect of the Land, as the same may be amended in accordance with the terms thereof.

        "Ground Lease Event of Default" is defined in Section 15(a) of the Ground Lease.

        "Ground Lease Purchase Option" is defined in Section 23(b) of the Ground Lease.

        "Ground Lease Rent" is defined in Section 3 of the Ground Lease.

        "Ground Lessee" means the Trust.

        "Ground Lessor" means Traville LLC as the Landlord under the Ground
Lease.

        "Ground Lessor Financing Statements" means UCC-1 financing statements made by Ground Lessor, as debtor, in favor of Lessor, as secured party, appropriately completed and

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

executed for filing with the offices listed in Part D of Schedule III to the Participation Agreement in order to protect Lessor's interest under the Security Agreement.

        "Hazardous Condition" means any condition that violates or threatens to violate, or that results in or threatens noncompliance with, any Environmental Law.

        "Hazardous Material" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, its derivatives, by-products and other hydrocarbons and friable asbestos and is or becomes regulated by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, the State of Maryland or any political subdivision thereof.

        "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate or currency swap agreements, interest or exchange rate cap agreements and interest or exchange rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

        "HGSI" means Human Genome Sciences, Inc., a Delaware corporation.

        "Improvement Costs" means the costs incurred in the construction and development of the Improvements including Soft Costs.

        "Improvements" means the Traville Improvements, the Manufacturing Facility Improvements, the Traville Land Improvements and the Manufacturing Facility Land Improvements.

        "In Balance" means, with respect to any Site at any time of determination thereof: (1) the undisbursed portions of the applicable Approved Construction Budget with respect to such Property, together with Other Available Amounts related to such Property, shall be sufficient to complete construction of the Improvements in accordance with the terms and conditions of the Construction Agency Agreement prior to the applicable Outside Completion Date, and (2) the undisbursed portion of each item described in the applicable Approved Construction Budget, as such amounts may be adjusted pursuant to the Construction Agency Agreement (including the contingency reserve in the applicable Approved Construction Budget, to the extent such contingency funds have not theretofore been set aside by Construction Agent for the payment of overruns in other cost categories and Other Available Amounts) shall be sufficient to complete the Construction of each such item in accordance with the terms and conditions of the Construction Agency Agreement prior to the Outside Completion Date.

        "Increased Costs" is defined in Section 9.7 of the Participation Agreement.

        "Indebtedness" of any Person means, without duplication:

                (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

                (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person other than letters of credit or banker's acceptances that support obligations of such Person in respect of accounts payable, trade payments and other short-term trade related obligations;

                (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Obligations; and

                (d) all Contingent Liabilities of such Person recorded in the financial statements (including the notes thereto) of such person and its consolidated subsidiaries in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture characterized as a partnership for commercial law purposes in which such Person is a general partner or a joint venturer. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Liabilities at such date.

        "Indemnitee" means Lessor, each Investor, Eagle, each Liquidity Provider, each Agent, Securities Intermediary, the Administrator, each Program Support Provider, Arranger, each Lessor Hedging Agreement Counterparty and the respective successors, permitted assigns, permitted transferees, invitees, trustees, contractors, servants, employees, officers, directors, shareholders, partners, participants, representatives and agents of the foregoing Persons; provided, however, that in no event shall Lessee or any Affiliate of Lessee be an Indemnitee.

        "Initial Advance Date" is defined in Section 2.1(b) of the Participation Agreement.

        "Insolvency Event" means, with respect to any Person, any event pursuant to which such Person makes an assignment of or for the benefit of creditors, files a case or petition in bankruptcy, petitions or applies to any tribunal for the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) for it or for a substantial part of its property, commences any case or proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, consents or acquiesces in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of such Person or any substantial part of its property, or admits its inability to pay its debts generally as they become due, or authorizes any of the foregoing to be done or taken on behalf of such Person, or any case or petition in bankruptcy or under any other insolvency law is commenced against such Person and results in an order for relief or is not dismissed within 90 days after such commencement.

        "Instituting Party" is defined in Section 6.4 of the Participation Agreement.

        "Insurance Consultant" means Robert M. Currey & Associates or such other Person as may be selected by Lessor and reasonably acceptable to Lessee.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Insurance Requirements" means all terms and conditions of any insurance policy either required by the Lease to be maintained by Lessee or required by the Construction Agency Agreement to be maintained by Construction Agent, and all requirements of the issuer of any such policy.

        "Interest Period" means, (a) with respect to any Loan or any Investor Amount bearing interest or Yield by reference to either the Eurodollar Rate or the ABR, all or any portion of the period from and including the Initial Advance Date to but excluding the next succeeding Scheduled Payment Date and thereafter from and including a Scheduled Payment Date to but excluding the next succeeding Scheduled Payment Date during which such Loan or Investor Amount bears interest by reference to such rate; and (b) with respect to any Loan bearing interest at the CP Rate, all or a portion of the period from and including the Initial Advance Date to but excluding the 1st day of the next succeeding calendar month and thereafter from and including the 1st day of each calendar month to but excluding the 1st day of the next succeeding calendar month, provided that with respect to the final Scheduled Payment Date, the Interest Period for Loans bearing interest at the CP Rate shall commence on the first day of the Interest Period for which interest has not been paid and end on, but exclude the final Scheduled Payment Date.

        "Inventory" is defined in the Granting Clause Second of the Security Agreement.

        "Investment Company Act" means the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

        "Investment Grade" means a rating of "BBB-" (or higher) by S&P and a rating of "Baa3" (or higher) by Moody's.

        "Investor Amount" means at any time the amount of the Investor Contributions owed to an Investor as evidenced by an Investor Certificate, less any repayments thereon.

        "Investor Base Rent" means, for each Scheduled Payment Date, an amount equal to the Yield accrued on the Investor Amount at the Yield Rate during the Interest Period ending on such date.

        "Investor Certificate" means, for each Investor, a certificate substantially in the form of Exhibit A to the Trust Agreement, evidencing the equity interest of such Investor in the Trust.

        "Investor Certificate Participant" is defined in Section 3.8(g) of the Trust Agreement.

        "Investor Certificate Register" is defined in Section 3.8(a) of the Trust Agreement.

        "Investor Contribution" is defined in Section 2.2.2 of the Participation Agreement.

        "Investor Maturity Date" means November 7, 2008.

        "Investors" means, collectively, the Persons named as Investors in the Participation Agreement and each other assignee or successor thereof.

        "Issuer" means Eagle.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Issuer Group" means any member of the same affiliated group for purposes of GAAP.

        "Land" means, collectively, each of the Sites.

        "Land Agreement" is defined in Section 9.8 of the Lease.

        "Land Costs" means all costs of acquisition of the Manufacturing Facility Site. "Land Improvement Costs" means the aggregate amounts advanced by Lessor to fund the costs of the
Manufacturing Facility Land Improvements.

        "Land Improvements" means, as applicable the Traville Land Improvements and/or the Manufacturing Facility Land Improvements.

        "Landlord" means Traville LLC, as Ground Lessor under the Ground Lease.

        "Lease" means the Lease Agreement, dated as of the Documentation Date, between Lessor, as lessor, and Lessee, as lessee, in respect of the Properties.

        "Lease Balance" means, at any time of determination, the sum of (a) the Traville Lease Balance plus (b) the Manufacturing Lease Balance. For the avoidance of doubt the Lease Balance shall at all times equal the sum of (a) the then outstanding principal balance of all Notes plus (b) the then outstanding total Investor Amounts.

        "Lease Commencement Date" means, with respect to a Property, the date on which Substantial Completion has occurred as to such Property.

        "Lease Default" means any condition, event or act which, with notice or lapse of time or both, would become a Lease Event of Default.

        "Lease Event of Default" has the meaning specified in Section 18.1 of the Lease.

        "Lease Term" means, with respect to each Property, the period commencing on and including the Lease Commencement Date and ending on the Lease Term Expiration Date.

        "Lease Term Expiration Date" means the fifth (5th) anniversary of the last Lease Commencement Date with respect to the Properties, but not to extend beyond seven (7) years from the Documentation Date, or such earlier date if the Lease is so terminated pursuant thereto.

        "Leasehold Deed of Trust" is defined in Section 16 of the Ground Lease.

        "Leasehold Deed of Trust" is defined in Section 16 of the Ground Lease.

        "Lease Rents" is defined in Section 2(a) of the Assignment of Lease and Rents.

        "Legal Requirements" means all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Property or any portion thereof or the use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

alterations in or to the Property or any portion thereof or in any way limit the use and enjoyment thereof and any that may relate to Environmental Laws, and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to Lessee affecting the Property or any portion thereof.

        "Lender" means Eagle or any Liquidity Provider and "Lenders" refers to all of the foregoing persons.

        "Lessee" means HGSI.

        "Lessee Assignment of Lease" means the Assignment of Lease, dated the Documentation Date, from Lessee, as assignor, to Lessor, as assignee.

        "Lessee Collateral" means all of Lessee's right, title and interest in and to each of the following, however arising and whether now existing or hereafter acquired or arising:

                (a)     Pledged Liquid Collateral;

                (b)     the Properties and Related Equipment; and

                (c) all products (other than products produced in the Improvement), excess successions, subleases, rents, issues, profits, returns, income and proceeds of and from any or all of such Lessee Collateral (including proceeds which constitute property of the type described in clause (a) above, and to the extent not otherwise included, all payments under insurance (whether or not Lessor is the loss payee hereof) or any indemnity, warranty or guarantee payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

        "Lessee Deed of Trust" means the Deed of Trust and Security Agreement, dated the Documentation Date, made by Lessee as mortgagor, in favor of Lessor, as mortgagee.

        "Lessee Financing Statements" means UCC-1 financing statements made by Lessee, as debtor, in favor of Lessor, as secured party, appropriately completed and executed for filing with the offices listed in Part A of Schedule III to the Participation Agreement in order to protect Lessor's interest under the Security Agreement.

        "Lessee Obligations" means all obligations of the Lessee under the Operative Documents.

        "Lessee Operative Document" means the Participation Agreement and each other Operative Document to which HGSI in any capacity is a party.

        "Lessee Person" means Lessee or any affiliate in its capacity as owner, Construction Agent, or any Affiliate or successors and assigns of the foregoing, and all of their respective officers, directors, shareholders, partners, employees, agents, consultants (on the Property), service-providers (on the Property), and any other Person under the supervision of any of the foregoing pursuant to a written contract or otherwise.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Lessee's Incremental Borrowing Rate" means the rate used by Lessee in calculating the 90% cost recovery test under FASB 13.

        "Lessee's Property" has the meaning given such term in Section 8.3 of the Lease.

        "Lessor" means the Trust.

        "Lessor Assignment of Lease" means the Assignment of Lease, dated the Documentation Date, from Lessor, as assignor, to the Administrative Agent, as assignee.

        "Lessor Deed of Trust" means the Deed of Trust and Security Agreement, dated the Documentation Date, made by Lessor as mortgagor, in favor of Administrative Agent, as mortgagee.

        "Lessor Financing Statements" means UCC-1 financing statements made by Lessor, as debtor, in favor of the Administrative Agent, as secured party, appropriately completed and executed for filing with the offices listed in Part B of Schedule III to the Participation Agreement in order to protect the Ground Lessee's interest under the Security Agreement.

        "Lessor Hedging Agreement" is defined in Section 6.12 of the Participation Agreement.

        "Lessor Hedging Agreement Counterparty" means the counterparty (other than Lessor) under any Lessor Hedging Agreement.

        "Lessor Insurance Consultant" means RM Currey & Associates.

        "Lessor Liens" means Liens on or against the Properties or the Lease or any payment of Rent (a) which result from any act of, or any Claim against, Lessor, any owner of a direct or indirect interest in Lessor, unrelated to its interest in the Properties or the transaction, or which result from any violation by Lessor of any of the terms of the Operative Documents or (b) which result from Liens in favor of any taxing authority by reason of any Tax owed by Lessor, any owner of a direct or indirect interest in Lessor, except that Lessor Liens shall not include any Lien resulting from any Tax for which Lessee is obligated to indemnify Lessor.

        "Lessor's Interests" means all of the rights and interests in and to the Properties including the estate demised to Ground Lessee pursuant to or under the Ground Lease.

        "Lien" means any Deed of Trust, deed of trust, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as "debtor", any financing or continuation statement under the UCC of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law.

        "Liquid Collateral" means Permitted Investments with a scheduled maturity date of not more than seven (7) years from the date of purchase, except for corporate bonds rated lower than

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

A by S&P or A2 by Moody's which must have a scheduled maturity date not to exceed five (5) years from the date of purchase.

        "Liquid Collateral Agreements" means the Fleet National Bank Liquid Collateral Agreement and the First Union Liquid Collateral Agreement.

        "Liquidity Agent" means Fleet National Bank.

        "Liquidity Agreement" means the Liquidity Agreement, dated as of the Documentation Date, among Eagle, the Liquidity Providers, Fleet National Bank, as Liquidity Agent, and the Liquidity Agreement Collateral Agent.

        "Liquidity Agreement Collateral Agent" means Bankers Trust Company.

        "Liquidity Fee" means a fully earned fee when and as paid, payable in arrears on each Scheduled Payment Date on or prior to the Termination Date (as defined in the Liquidity Agreement) in an amount equal to either (a) 0.20% per annum of the excess of (i) the sum of the daily average outstanding principal balance of each of the Conduit Loans over (ii) the sum of the daily average outstanding principal balance of the fundings made by each of the Liquidity Providers to the Conduit in the event that and so long as the Liquid Collateral in such Liquidity Provider's related Account constitutes Properly Margined Liquid Collateral, or (b) 0.25% per annum of the excess of (i) the sum of the daily average outstanding principal balance of each of the Conduit Loans over
(ii) the sum of the daily average outstanding principal balance of the fundings made by each of the Liquidity Providers to the Conduit in the event that and so long as the Liquid Collateral in such Liquidity Provider's related Account constitutes Non-Properly Margined Liquid Collateral.

        "Liquidity Provider" means each financial institution party to the Liquidity Agreement as a Liquidity Provider; the initial Liquidity Providers are Fleet National Bank and First Union.

        "Liquidity Provider Share" means with respect to Fleet National Bank, 55.787%, and with respect to First Union, 44.213%. In the event that any Liquidity Provider transfers any of its interests in the Facility Loans, such Liquidity Provider's Liquidity Provider Share shall be reduced by the same percentage as the percentage of such Liquidity Provider's interest transferred thereby, and the transfee's Liquidity Provider Share shall be increased by the same percent.

        "Loan Agreement" means, collectively, the A Loan Agreement and the B Loan Agreement.

        "Loan Base Rent" means on each Scheduled Payment Date, an amount equal to the aggregate interest due and payable on such date on Loans pursuant to the Loan Agreement.

        "Loan Documents" means the Loan Agreement, the Notes and the Security Documents.

        "Loan Percentage" means 96.0%.

        "Loans" means the Conduit Loans and/or the Facility Loans, as applicable.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Majority Banks" means one or more Liquidity Providers and Investors whose aggregate Commitment(s) comprise at least 66-2/3% of the Total Commitment, or, if the Commitments of the Liquidity Providers and Investors are terminated, of the outstanding Facility Loans and Investor Amounts.

        "Manufacturing As-Built Appraisal" is defined in Section 4.3(q) of the Participation Agreement.

        "Manufacturing Construction Materials" is defined in the Recital D of the Construction Agency Agreement.

        "Manufacturing Construction Period Maximum Guaranty Amount" means an amount equal to the product of (a) a fraction (i) the numerator of which equals the Manufacturing Lease Balance, and (ii) the denominator of which equals the Lease Balance, and (b) the Construction Period Maximum Guaranty Amount.

        "Manufacturing Facility" means the Manufacturing Facility Improvements and the Manufacturing Facility Site.

        "Manufacturing Facility Improvements" means the buildings, structures, improvements and fixtures and Related Equipment now or hereafter situated or located on the Manufacturing Facility Site, including the roads, parking lots and structures, electrical equipment, power plants, storage tanks, air conditioning systems, emergency systems, access ways, sidewalks, recreational areas, vehicle control facilities, landscaping, and utility and service systems used or procured for use in connection with the operation and maintenance of such buildings and structures, but excluding Lessee's Property.

        "Manufacturing Facility Land Improvements" means all work necessary in connection with the development of the Manufacturing Facility Site, including excavation; roads and roadways; curbs; gutters; storm drains; flood control ditches and causeways; sidewalks; joint trenches for power, gas, sewer, domestic water and irrigation; sanitary tie-ins; reparcelization and subdivisions; traffic mitigation improvements; grading (including obtaining any necessary slope easement rights from adjacent land owners and installation and proper compaction, reinforcement, and seeding of such slopes); and other land improvements, in each case to the extent the costs of construction of which are allocable to the Manufacturing Facility Site under generally accepted accounting principles, consistently applied by Lessee.

        "Manufacturing Facility Site" means the land described in Exhibit A-2 to the Lease, and all Appurtenant Rights relating to the foregoing.

        "Manufacturing Facility Site Purchase Advance" means the Advance to fund the Land Costs.

        "Manufacturing Facility Site Purchase Date" is defined in Section 2.1(d) of the Participation Agreement.

        "Manufacturing Facility Supplement" is defined in Section 2.3 of the Construction Agency Agreement.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Manufacturing Lease Balance" means, at any time of determination, the aggregate of all amounts advanced to Lessee prior to such time of determination pursuant to Section 2.2 of the Participation Agreement which (i) are appropriately allocable to the Manufacturing Facility in accordance with Section 2.2.6(b) and (c) of the Participation Agreement and (ii) as of such time of determination, have not yet been repaid by Lessee in accordance with the terms of the Operative Documents.

        "Manufacturing Residual Value Guaranty Amount" means 87.743% of the then outstanding Manufacturing Lease Balance.

        "Marketable Securities" means all securities regularly traded on a national securities exchange that are reflected on the balance sheet of HGSI and its consolidated subsidiaries in accordance with GAAP.

        "Material Adverse Effect" means any change or changes, effect or effects or condition or conditions that individually or in the aggregate are materially adverse to (i) the ability of Lessee or Construction Agent to perform its obligations under the Operative Documents to which it is a party or to lease the Properties under the Lease, (ii) the validity or enforceability of any of the Operative Documents or any rights or remedies under any thereof, (iii) the status, priority or perfection of the Administrative Agent's or any Collateral Agent's Lien on any collateral or (iv) the value or condition of any Property.

        "Material Construction Documents" means the contracts identified on
Schedule I to the Participation Agreement.

        "Material Lease Default" means any Lease Default described in Section 18.1(d) of the Lease.

        "Maturity Date" means, if the Construction Agency Agreement is terminated pursuant to Article V thereof, the day of termination of the Construction Agency Agreement; otherwise, the last day of the Lease Term.

        "Mediation Cost" is defined in Section 9.2(d) of the Lease.

        "Memorandum of Ground Lease" means the Memorandum of Ground Lease, dated the Documentation Date, between the Ground Lessee and Lessor.

        "Memorandum of Lease" means the Memorandum of Lease dated the Documentation Date between Lessor and Lessee.

        "Money Market Funds" means any regulated investment company of recognized standing shares of which are marketable with more than one billion dollars in assets that has had a historically constant dollar net asset value and has been in business more than five years, and whose performance is easily tracked.

        "Monthly Report" means the Monthly Report delivered pursuant to Section 6.1(b)(i) of the Participation Agreement.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

        "Mortgage Affidavit" is defined in section 4.1(w) of the Participation Agreement.

        "Mortgage Backed Securities" means any sequential, targeted or planned amortization mortgage-backed U.S. Agency Obligation rated at the time when pledged to the applicable Account and at all times thereafter Aaa by Moody's and AAA by S&P.

        "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

        "Negotiable Certificates of Deposit" means negotiable certificates of deposit traded on the secondary market of any commercial bank incorporated under the laws of the United States, or any state thereof, of recognized standing whose short-term commercial paper rating at the time the securities are pledged to the applicable Account and at all times thereafter is at least A-1 by S&P and at least P-1 by Moody's and whose long-term unsecured debt rating at the time the negotiable certificates of deposit are pledged to the Account and at all times thereafter is at least A by S&P and A2 by Moody's.

        "Net Casualty Proceeds" means the compensation and/or insurance payments net of the expenses of collecting such amounts received by Administrative Agent, Lessor or Lessee in respect of the Properties by reason of and on account of an Event of Loss described in clause (x) of the definition thereof or a Casualty.

        "Net Condemnation Proceeds" means any award or compensation net of the expenses of collecting such amounts received by Administrative Agent, Lessor or Lessee in respect of the Properties by reason of and on account of an Event of Loss described in clause (y) or (z) of the definition thereof or a Condemnation.

        "Net Proceeds" means Net Casualty Proceeds and Net Condemnation
Proceeds.

        "Net Sales Proceeds" means Gross Sale Proceeds less costs and expenses to be paid pursuant to Section 10.5, clause first of the Participation Agreement.

        "Non-Capitalizable Transaction Costs" means the Transaction Costs listed on Schedule VI of the Participation Agreement.

        "Non-Consenting Liquidity Provider" is defined in Section 8.5 of the Participation Agreement.

        "Non-Consenting Participant" is defined in Section 8.5(a) of the Participation Agreement.

        "Non-Curable Defaults" is defined in Section 16(B) of the Ground Lease.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Noneligible Accrued Amounts" means the Yield, Fees and Transaction Costs which, are payable directly to any Participant if such Participant or an Affiliate of such Participant is also an Investor; provided, however, that in no event shall "Noneligible Accrued Amounts" include (x) Transaction Costs payable to any agent, representative or outside counsel of any Participant if such Person is not considered an Affiliate of an Investor, (y) any Program Fees or
(z) premiums or proceeds from residual value insurance.

        "Non-Properly Margined Liquid Collateral" means Liquid Collateral credited to an Account that (i) satisfies the Concentration Limits but (ii) is not otherwise Properly Margined Liquid Collateral.

        "Non-Public Company" means a Person that at the time of determination is not obligated to register any class of securities pursuant to Section 12 or
Section 15 of the Securities and Exchange Act of 1934, as amended.

        "Nonrelated Construction Event" means any act or omission occurring prior to the Lease Commencement Date (i) to the extent such act or omission is attributable to a Person who is not a Construction Agency Person, or (ii) that would not constitute a breach by Lessee or Construction Agent, of any of their respective obligations under any of the Operative Documents and for which Construction Agent does not otherwise have responsibility under the Construction Agency Agreement.

        "Nonseverable" shall describe an Alteration or part of an Alteration which cannot be readily removed from a Property without causing damage (other than that of a de minimis nature) to the Property.

        "Non-U.S. Person" means any Person which is, or under United States tax law is treated as, other than (i) a citizen or resident of the United States or
(ii) a corporation, partnership or limited liability company created or organized in the United States or under the law of the United States or of any state in the United States or the District of Columbia.

        "Notes" means A Notes and the B Notes.

        "Notice of Alteration" is defined in Section 9.2(d) of the Lease.

        "Notice of Objection" is defined in Section 9.2(d) of the Lease.

        "Obligor" means Lessee or any of its respective Affiliates.

        "Officer's Certificate" (i) of a Person (other than Lessee) means a certificate signed by the Chairman of the Board of Directors or the President or any Executive Vice President or any Senior Vice President or any other Vice President of such Person signing with the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller, Cashier, Assistant Cashier or the Secretary or any Assistant Secretary (or in the case of the Trustee, any Financial Services Officer) of such Person, or by any Vice President who is also Controller, Treasurer or Cashier signing alone and (ii) in respect of Lessee means a certificate signed by any officer of Lessee or HGSI.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Operative Documents" means, collectively, the following: (a) the Participation Agreement, (b) the Construction Agency Agreement, (c) the Lease,
(d) the Ground Lease, (e) the Memorandum of Lease, (f) the Memorandum of Ground Lease, (g) the Loan Agreement, (h) the Notes, (i) the Investor Certificates, (j) the Security Documents, (k) the Trust Agreement, and (l) the Fee Letters, (m) the Liquidity Agreement, (n) the Account Agreements and (o) any Lessor Hedging Agreements.

        "Original Payment" is defined in Section 9.4(b) of the Participation Agreement.

        "Other Available Amounts" means any insurance proceeds available under related insurance policies maintained by or on behalf of Lessee, Lessor or Construction Agent, letter of credit proceeds, proceeds under surety bonds, and similar proceeds consisting of available cash which are payable to Lessee, Lessor or Construction Agent in settlement of a Claim or for use in the Construction of the Improvements.

        "Other Lease Rents" is defined in Section 2(b) of the Assignment of Lease and Rents.

        "Other Leases" is defined in Section 2(b) of the Assignment of Lease and Rents.

        "Outside Completion Date" means in respect to the Traville Facility December 31, 2003 and in respect to the Manufacturing Facility March 31, 2004.

        "Overall Transaction" means the transactions contemplated by the Operative Documents.

        "Overdue Rate" means, with respect to any Loan or Investor Amount then outstanding, the lesser of (a) the highest interest rate permitted by Applicable Law and (b) the sum of (i) 2% plus (ii) the interest rate applicable to such Loan or the Yield Rate applicable to such Investor Contribution, as the case may be.

        "Participant Collateral" is defined in Granting Clause Second of the Security Agreement.

        "Participants" means collectively, the Liquidity Providers, the Investors and Eagle.

        "Participation Agreement" means the Participation Agreement dated as of the Documentation Date, among the Trust, the Trustee, Human Genome Sciences, Inc. as Lessee and Construction Agent, Traville LLC, as Ground Lessor, BancBoston Leasing Investments Inc. and First Union as Investors, Eagle, the Administrator, Fleet National Bank and First Union as Liquidity Providers, Fleet National Bank and First Union as Collateral Agents, the Administrative Agent and the Liquidity Agent.

        "Payment Office" means the offices of the Administrative Agent as set forth on Schedule II to the Participation Agreement or such other office as the Administrative Agent may designate in writing to Lessee, Lessor, the other Agents, the Conduit and the Liquidity Providers.

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Percentage Share" or "Investor's Percentage Share" for each Investor means (a) prior to the second Lease Commencement Date, the Commitment of any Investor as a percentage of the aggregate Commitments of all the Investors; and
(b) on or after the second Lease Commencement Date, the Investor Contribution of an Investor as a percentage of the aggregate Investor Contributions of all the Investors.

        "Permitted Contest" means actions taken by a Person to test, challenge, contest, appeal or request of a proceeding for review in good faith, by appropriate proceedings timely initiated and diligently prosecuted, the legality, validity or applicability to the Property or any interest therein of any Person of: (a) any Applicable Law; (b) any provision of a Land Agreement;
(c) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any authorization or other consent, approval or other action by any Governmental Authority; or (d) any Lien or Tax; provided that the initiation and prosecution of such contest would not result in (i) an imminent risk of sale, forfeiture or loss of the Lien created by the Operative Documents or the right, title or interest of Lessor in or to the Property or any portion thereof or interruption of all or any portion of the Rent, Lease Balance, or any other amount payable under the Operative Documents by reason of attachment or other Lien, (ii) a risk of criminal liability being imposed upon any Participant, (iii) the enjoinment of or interference with the use, possession or disposition of the Properties in a material respect ,or (iv) materially and adversely affect the Fair Market Value, use or remaining useful life of the Property or any portion thereof or the continued economic operation thereof; and provided, further, that in any event adequate reserves in accordance with GAAP are maintained by such Person against any adverse determination of such contest.

        "Permitted Investments" means,

                the following investments, in each case payable in Dollars and payable in the United States of America: (a) U.S. Treasury Obligations and U.S. Agency Obligations, (b) commercial paper notes with a rating of P-1 or higher by Moody's and a rating of A-1 or higher by S&P, (c) notes or debentures issued or guaranteed by a state or political subdivision of a state rated at the time when pledged to the applicable Account and at all times thereafter at least A3 or higher by Moody's and A- or higher by S&P (separately or collectively, "Municipal Bonds"), (d) any unsecured long-term debt obligations (other than Municipal Bonds) rated at the time when pledged to the applicable Account and at all times thereafter at least A3 or higher by Moody's and A- or higher by S&P (separately or collectively, "Bonds"), (e) any asset-backed securities rated at the time when pledged to the applicable Account and at all times thereafter Aaa by Moody's and AAA by S&P, (separately or collectively, "Asset Backed Securities") (f) Money Market Funds, (g) Repurchase Obligations, (h) Mortgage Backed Securities, (i) Negotiable Certificates of Deposit, and (j) Bank Obligations. Permitted Investments shall include those investments for which the Collateral Agent or an Affiliate of the Collateral Agent provides services, provided that such investments meet the criteria of any of (a)-(j) above. If a Permitted Investment is rated only by S&P or Moody's, such single rating shall be applicable.

        "Permitted Liens" means:

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

                (a) Liens created pursuant to the Operative Documents and the respective rights and interests of Lessee, Lessor, the Ground Lessor and any Participant and their respective permitted transferees and assignees, as provided in the Operative Documents,

                (b)     Lessor Liens,

                (c) Liens for Taxes either not yet due or being contested in compliance with Section 9.5 of the Lease,

                (d) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens on Lessee's interest in the Properties for amounts either not yet due or being contested in compliance with
        Section 9.5 of the Lease,

                (e) Liens arising out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and either which have been bonded or for the payment of which adequate reserves shall have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and are being contested pursuant to Section 9.5 of the Lease,

                (f) easements, rights of way, reservations, servitudes and rights of others against the Properties which (x) are listed on Schedule B to the Title Policy or (y) are granted pursuant to Section 8.4 of the Lease, and

                (g) the rights of any assignee, lessee, or sublessee under assignments, leases and subleases expressly permitted by the Lease.

        "Person" means an individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust (including any beneficial owner thereof), unincorporated organization, Authority or other legal entity.

        "Personality" is defined in Section 4 of the Ground Lease.

        "Petitioned Party" is defined in Section 6.4 of the Participation Agreement.

        "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

        "Plans and Specifications" means, as applicable, the Approved Traville Plans and Specifications and/or the Approved Manufacturing Plans and Specifications, as each may be amended from time to time in accordance with the Construction Agency Agreement.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Pledged Liquid Collateral" means collectively the First Union Liquid Collateral and the Fleet National Bank Liquid Collateral.

        "Prescribed Forms" means duly executed and filed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Participant providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit Lessee to make payments under any Operative Document free of deduction or withholding of United States Tax.

        "Present Value" means the value at the date of determination of a specified amount payable in the future discounted at Lessee's Incremental Borrowing Rate.

        "Prime Contractor" means one or more Persons who shall, with the prior written consent of Lessor, have been designated by Lessee to act as a prime contractor for purposes of the Construction.

        "Principal Component" means with respect to any Commercial Paper Note
(a) in the case of a Commercial Paper Note issued on a discount basis, the amount of proceeds received by the Conduit upon the sale thereof prior to the payment of any dealer fee or other fees or expenses paid with respect thereto and (b) in the case of a Commercial Paper Note issued on an interest-bearing basis, the principal amount thereof.

        "Pro Rata Portion" with respect to any Liquidity Provider means the ratio, expressed as a percentage, of (i) such Liquidity Provider's Commitment Amount divided by (ii) the aggregate Commitment Amounts of all of the Liquidity Providers related to the same Conduit.

        "Proceeding" is defined in Section 6.4 of the Participation Agreement.

        "Program Fee" means 15 basis points per annum.

        "Program Support Provider" with respect to any Conduit means each Person providing liquidity or credit enhancement to such Conduit (including the Liquidity Providers), whether in the form of a liquidity asset purchase agreement, loan agreement, letter of credit, surety bond, cash collateral deposit or otherwise, and each administrator, servicing agent, collateral agent or sub-administrator for such Conduit.

        "Properly Margined Collateral Coverage" means Liquid Collateral the Fair Market Value of which is adjusted in accordance with the definition of Adjusted Market Value (Item), and maintained in accordance with the Concentration Limits and other terms set forth in the Operative Documents.

        "Properly Margined Liquid Collateral" means Liquid Collateral the amount of which is determined on the basis of Properly Margined Collateral Coverage.

        "Property" means either the Traville Facility or the Manufacturing Facility, and "Properties" means the Traville Facility and the Manufacturing Facility, collectively.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Property Costs" means Land Costs (excluding the cost of acquiring the Traville Site), Land Improvement Costs, Improvement Costs, Transaction Costs and all other fees and expenses during the Construction Period which the Trust expressly agrees to pay under the Operative Documents.

        "Purchase Date" is defined in Section 5.1(a) of the Lease.

        "Purchase Option" is defined in Section 5.1(a) of the Lease.

        "Purchase Period" is defined in Section 23(b) of the Ground Lease.

        "Rating Agencies" means S&P and/or Moody's.

        "Receivables" is defined in the Granting Clause Second of the Security Agreement.

        "Related Contracts" is defined in the Granting Clause Second of the Security Agreement.

        "Related Equipment" is defined in the Granting Clause of the Deed of Trust.

        "Release" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

        "Release Portion" is defined in Section 13.1 of the Lease.

        "Release Request" is defined in Section 13.1 of the Lease.

        "Remarketing Option" is defined in Section 7.1 of the Lease.

        "Remarketing Sales Expense" means all charges, costs and expenses of Lessor, Lessee and the Participants in connection with each sale pursuant to the Remarketing Option.

        "Remedial Work" is defined in Section 9.6(b) of the Lease.

        "Renewal Date" is defined in Schedule 2 of each Liquidity Agreement.

        "Renewal Option" is defined in Section 8.5(a) of the Participation Agreement.

        "Renewal Option Effective Date" is defined in Section 8.5(a) of the Participation Agreement.

        "Renewal Option Request" is defined in Section 8.5(a) of the Participation Agreement.

        "Renewal Option Response Date" is defined in Section 8.5(a) of the Participation Agreement.

        "Renewal Term" is defined in Section 8.5 (a)(i) of the Participation Agreement.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Rent" means Base Rent and Supplemental Rent, collectively.

        "Replacement Participant" is defined in Section 8.5(b) of the Participation Agreement.

        "Repurchase Obligations" means repurchase obligations with a term of not more than 31 days for underlying debt securities that are rated AAA by S&P and Aaa by Moody's, and/or that are U.S. Treasury Obligations and/or U.S. Agency Obligations which in each case are secured by a fully perfected security interest in 102% of such underlying securities.

        "Required Liquid Collateral Amount" means, on any determination date with respect to the Fleet National Bank Liquid Collateral or the First Union Liquid Collateral, an amount equal to the sum of (a) the product of (i) one hundred two percent (102%) and (ii) the product of (A) the applicable Liquidity Provider Share determined as of the Documentation Date, (B) the Loan Percentage and (C) the Lease Balance, including without duplication, capitalized interest and Yield and (b) the product of (i) the applicable Investor's Percentage Share determined as of the Documentation Date, (ii) the Equity Percentage and (iii) the Lease Balance, including without duplication, capitalized interest and Yield.

        "Residual Value Guaranty Amount" means the aggregate of Traville Residual Value Guaranty Amount and the Manufacturing Residual Value Guaranty Amount.

        "Responsible Officer" means, with respect to the subject matter of any covenant, agreement or obligation of any party contained in any Operative Agreement, the President, or any Vice President, Assistant Vice President, Trust Officer or other officer, who in the normal performance of his or her operational responsibility would have knowledge of such matters and the requirements with respect thereto.

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

        "Sale Date" is defined in Section 7.1(b) of the Lease.

        "Scheduled Payment Date" means, as to any Loan or Investor Amount, the twenty-first (21st) day of each month or if such twenty-first day is not a Business Day, the immediately succeeding Business Day and the Maturity Date and the Lease Term Expiration Date.

        "SEC" means the United States Securities and Exchange Commission.

        "Secured Lessee Obligations" is defined in Granting Clause First of the Security Agreement.

        "Secured Lessor Obligations" is defined in Granting Clause Second of the Security Agreement.

        "Secured Parties" means each party to the Security Agreement other than Lessee.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Secured Parties (Eagle)" means each Eagle Liquidity Provider, the holders from time to time of the Commercial Paper Notes of Eagle, the Liquidity Agreement Collateral Agent, the Administrator and each Program Support Provider for Eagle.

        "Securities Act" means the Securities Act of 1933.

        "Securities Exchange Act" means the Securities Exchange Act of 1934.

        "Security Agreement" means that certain Security Agreement, dated as of the Documentation Date, pursuant to which Eagle assigns to the Liquidity Agreement Collateral Agent for the benefit of the Liquidity Providers all of Eagle's interest in the Operative Documents.

        "Security Agreement (Eagle)" means the Security Agreement, dated as of the Documentation Date, among Lessee, Lessor, the Participants and the Administrative Agent, pursuant to which (a) Lessee assigns to the Administrative Agent for the benefit of Lessor, the Lessee Collateral and (b) Lessor assigns to the Administrative Agent for the benefit of the Participants, the Participant Collateral.

        "Security Documents" means, collectively, the Deeds of Trust, the Assignment of Lease, the Security Agreement and the Financing Statements, the Liquid Collateral Agreements, and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person (i) to secure the obligations and liabilities of Lessee under the Lease and other Operative Documents or (ii) to secure the obligations and liabilities of Lessor under the Loan Agreement and/or under any of the other Operative Documents.

        "Sell Date" is defined in Section 23(a) of the Ground Lease.

        "Senior Debt" means of any Person and its consolidated Subsidiaries as of the determination date the outstanding principal amount of Indebtedness less Indebtedness that is expressly subordinated in right of payment.

        "Senior Debt Ratio" means, at the end of any Fiscal Quarter, subject to
Article III of Appendix A, the ratio of

                (a) the aggregate amount of cash, Cash Equivalents and Marketable Securities of HGSI and its Subsidiaries on a consolidated basis at such time;

        to

                (b) the sum of total Senior Debt and Synthetic Lease Obligations of HGSI and its Subsidiaries on a consolidated basis outstanding at such time.

        "Significant Condemnation" is defined in Section 14 of the Ground Lease.

        "Site" means either the Traville Site or the Manufacturing Facility Site, as the context may require.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Site Assessment" is defined in Section 12.2 of the Lease.

        "Soft Costs" means all costs of whatever kind or nature, of performing the Improvements (other than the purchase price for the Land and Lessee's costs in connection with the acquisition of the Land, such as the cost of title insurance), Capitalizable Transaction Costs, engineering costs for Improvements, costs of architects, engineers and other consultants and experts with respect to the Construction and fees and expenses incurred in obtaining Governmental Actions, and sums expended by Lessee prior to the date hereof properly allocated to or otherwise included in the foregoing.

        "Structuring Fee" means a fully-earned and non-refundable fee paid in consideration of structuring the transactions contemplated in the Participation Agreement, as follows: (a) with respect to the Fleet Investor and the Fleet Liquidity Provider, as set forth in the Administrative Agent Fee Letter, and (b) with respect to First Union National Bank, as set forth in the First Union Fee Letter.

        "Sublease" is defined in Section 16.1 of the Lease.

        "Subsidiary" means of any specified Person, (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, directly or indirectly, at the date of determination thereof owned by such Person or by such Person and a Subsidiary or Subsidiaries of such Person or by a Subsidiary or Subsidiaries of such Person or (ii) any other Person (other than a corporation) in which such Person or such Person and a Subsidiary or Subsidiaries of such Person has, directly or indirectly, at the date of determination thereof, at least majority ownership interest.

        "Substantial Completion" means, with respect to the Improvements to be constructed on the Traville Site and the Manufacturing Facility Site, as the context may require substantial completion of the Traville Facility Improvements or the Manufacturing Facility Improvements, as applicable, in accordance with the applicable Plans and Specifications and the issuance by the appropriate Governmental Authority of a certificate of occupancy.

        "Supplemental Rent" means all legal, accounting, administrative and other operating expenses and taxes incurred by Lessor or Ground Lessee (other than Base Rent), any and all amounts, liabilities and obligations other than Base Rent which Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document or any Lessor Hedging Agreement (whether or not designated as Supplemental Rent) to, or for the benefit of, Lessor, the Administrative Agent, any Lessor Hedging Agreement Counterparty or any other party, including, without limitation, rent, including interest measured by the Overdue Rate, and all other amounts payable under the Ground Lease, the Lease Balance, Fees, Break Costs and indemnities and damages for breach of any covenants, representations, warranties or agreements, and all other costs associated with the condition, use or operation, maintenance, management and utilities relating to the Properties.

        "Synthetic Lease Obligation" means, with respect to any Person that is a lessee under a lease of the type referred to as a synthetic lease that is characterized as an operating lease in accordance with GAAP, the outstanding "lease balance" or other similar amount; i.e., the

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

outstanding principal amount of any notes of the lessor outstanding with respect to the property under lease plus the equity investment made with respect to such lease, plus, without duplication, the "lease balance", subject to the limitations set fort in Schedule IX of the Participation Agreement, with respect to the synthetic leases described in Schedule IX to the Participation Agreement.

        "Taxes" means any and all present or future liabilities, losses, expenses and costs of any kind whatsoever that are fees (including without limitation, license fees, documentation fees and registration fees), taxes (including without limitation, property, ad valorem, real estate, income, gross or net income, gross or net receipts, sales, use, value added, franchise, business, transfer, capital property (tangible and intangible), municipal assessments, excise and stamp taxes and sewer and water rents), levies, imposts, duties, charges, assessments or withholdings, together with any penalties, fines or interest thereon or addition thereto (any of the foregoing being referred to herein individually as a "Tax").

        "Tax Indemnitee" means each of Lessor, any Agent, any Participant, employees, officers, directors, shareholders, members, partners, participants, and agents of the foregoing Persons and each of their respective successors, transferees and assigns permitted under the terms of the Operative Documents.

        "Tenant" means the Trust as Ground Lessee under the Ground Lease.

        "Title Policy" means the title insurance commitment issued by Commonwealth Land Title Insurance Company in respect of the Properties within the five (5) Business Day period prior to the Documentation Date.

        "Total Commitment" means, at any time, the aggregate amount of the Commitments of all Liquidity Providers under the Liquidity Agreement at such time and of all Investors under the Participation Agreement at such time.

        "Transaction Costs" means

                (a)     the fees and expenses of the Appraiser;

                (b) the reasonable fees and expenses of (i) Mayer, Brown & Platt, (ii) Moore & Van Allen and (iii) Day, Berry & Howard, special Connecticut counsel to the Trust and the Trust Company, incurred in connection with the negotiation, documentation and consummation of the Overall Transaction;

                (c)     the upfront fees and expenses of the Trust Company;

                (d) any and all Taxes and fees incurred in recording, registering or filing any Operative Document or any other transaction document, any deed, declaration, Deed of Trust, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Documents, unless the Operative Documents expressly provide that such Taxes or fees are required to be paid by a Person other than Lessee;

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

                (e) any title fees, premiums and escrow costs and other expenses relating to title insurance incurred in connection with the closings contemplated by the Operative Documents, and any expenses incurred by any Agent for analysis of the Improvement Costs and inspection of the Property in connection with the Advances;

                (f) all expenses relating to all Environmental Audits and appraisals prepared from time to time under the Operative Documents;

                (g) all fees relating to the Lessor Insurance Consultant and the Construction Consultant;

                (h) the fees and expenses of Administrative Agent described in Section 9.10(a) of the Participation Agreement;

                (i)     [intentionally omitted];

                (j) all lien search fees, recording taxes, charges or other expenses incurred in connection with the perfection of Liens and the consummation of each of the filings and recordings described in Section 4.1(c) of the Participation Agreement;

                (k) the Structuring Fee described in Section 9.10(b) of the Participation Agreement; and

                (l) the fees and expenses payable to the Arranger and First Union National Bank in accordance with the Administrative Agent Fee Letter, and the First Union Fee Letter.

        "Traville As-Built Appraisal" is defined in Section 4.1(s) of the Participation Agreement.

        "Traville Construction Materials" is defined in the Recital C of the Construction Agency Agreement.

        "Traville Construction Period Maximum Guaranty Amount" means an amount equal to the product of (a) a fraction (i) the numerator of which equals the Traville Lease Balance, and (ii) the denominator of which equals the Lease Balance, and (b) the Construction Period Maximum Guaranty Amount.

        "Traville Facility" means the Traville Improvements and the Traville
Site.

        "Traville Improvements" means the buildings, structures, improvements and fixtures now or hereafter situated or located on the Traville Site, including the roads, parking lots and structures, electrical equipment, power plants, storage tanks, air conditioning systems, emergency systems, access ways, sidewalks, recreational areas, vehicle control facilities, landscaping, and utility and service systems used or procured for use in connection with the operation and maintenance of such buildings and structures, but excluding Lessee's Property.

        "Traville Land Improvements" means all work necessary in connection with the development of the Traville Site, including excavation; roads and roadways; curbs; gutters;


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

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

storm drains; flood control ditches and causeways; sidewalks; joint trenches for power, gas, sewer, domestic water and irrigation; sanitary tie-ins; reparcelization and subdivisions; traffic mitigation improvements; grading (including obtaining any necessary slope easement rights from adjacent land owners and installation and proper compaction, reinforcement, and seeding of such slopes); and other land improvements, in each case to the extent the costs of construction of which are allocable to the Traville Site under generally accepted accounting principles, consistently applied by Lessee.

        "Traville Lease Balance" means, at any time of determination, the aggregate of all amounts advanced to Lessee prior to such time of determination pursuant to Section 2.2 of the Participation Agreement which (i) are appropriately allocable to the Traville Facility in accordance with Section 2.2.6(a) and (c) of the Participation Agreement and (ii) as of such time of determination, have not yet been repaid by Lessee in accordance with the terms of the Operative Documents, plus, without duplication, in the event that as of such time of determination, Lessor shall not hold title to the Manufacturing Facility Site (other than if Lessor shall not hold title to the Manufacturing Facility Site as a result of Lessee's exercise of the Purchase Option or Remarketing Option with respect to the Manufacturing Facility in accordance with the terms of the Operative Documents), the Manufacturing Lease Balance.

        "Traville Residual Value Guaranty Amount" means 87.743% of the then outstanding Traville Lease Balance.

        "Traville Site" means the land described in Exhibit A-1 to the Lease, and all of the appurtenances, easements, restrictions, and rights of way relating to the foregoing.

        "Trust" means Genome Statutory Trust 2001A, the Trust created by the Trust Agreement.

        "Trust Agreement" means the Trust Agreement, dated as of the Documentation Date between the Investors and Wells Fargo Bank Northwest, N.A., as the Trustee.

        "Trust Company" means Wells Fargo Bank Northwest, N.A., a national banking association, in its individual capacity.

        "Trust Company Fee Letter" means the fee letter dated the Documentation Date, between Trust Company and Lessee.

        "Trust Estate" means all estate, right, title and interest of the Trust in, to and under the Trust Agreement and all of the other Operative Documents to which it is a party, including any or all payments or proceeds received by the Trust under Article X of the Participation Agreement, together with any other moneys, proceeds or property at any time received by the Trust under or in connection with the Operative Documents.

        "Trustee" means Wells Fargo Bank Northwest, N.A., not in its individual capacity but solely in its trust capacity under the Trust Agreement, and any co-trustee or successor appointed pursuant to the Trust Agreement.

        "UCC" means the Uniform Commercial Code of New York or any other applicable jurisdiction.

                                                               APPENDIX A TO THE
                                                  PARTICIPATION AGREEMENT (HGSI)

        "Unguaranteed Residual Lease Balance" means at the date of determination, the excess of the Lease Balance over the Residual Value Guaranty Amount.

        "Unrestricted Cash, Cash Equivalents and Marketable Securities" means of any Person, as of the date of determination, all cash, Cash Equivalents and Marketable Securities of such Person and its consolidated Subsidiaries as of such date which are not encumbered by any Lien or subject to any defeasance, sinking fund, escrow or similar deposit arrangement pursuant to which such funds are not subject to voluntary withdrawal by such Person and its consolidated Subsidiaries or are set aside for a purpose other than use in such Person's or its consolidated Subsidiary's current operation and which are not otherwise required to be designated as restricted funds on such Person's consolidated balance sheet in accordance with GAAP.

        "Unused Fee" means, with respect to each Investor and Conduit for the benefit of the Liquidity Providers, a fully earned and non-refundable fee payable in arrears on each Scheduled Payment Date on or prior to the Construction Period Termination Dates for both Properties at a rate of 0.15% per annum on the sum of the average daily amount of (x) with respect to each Investor, each Investor's Available Commitment, and (y) with respect to the Conduit, the aggregate Available Commitments of the Liquidity Providers.

        "U.S. Agency Obligations" means bonds, notes, debentures, obligations or other evidence of indebtedness issued and/or guaranteed by Federal National Deed of Trust Association, Federal Home Loan Deed of Trust Corporation, Government National Deed of Trust Association or any other agency or instrumentality of the U.S. of America, in each case supported by the direct or indirect full faith and credit of the U.S. Government, as well as mortgaged backed securities issued by any of the foregoing agencies.

        "U.S. Treasury Obligations" means securities issued or guaranteed by the U.S. Government, including U.S. Treasury obligations and any other obligations the timely payment of principal and interest of which are guaranteed by the U.S. Government.

        "Yield" means, for each Interest Period, the amount accrued on the Investor Amount outstanding from time to time at the Yield Rate.

        "Yield Rate" means for each Interest Period, the rate per annum equal to the Eurodollar Rate for such Interest Period plus a margin of two hundred basis points (2%) per annum; provided, however, that in the event (and for so long as) Base Rent is determined by reference to the ABR as required pursuant to Section
9.8 of the Participation Agreement, then the Yield Rate shall be equal to the ABR from time to time.



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